SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Check the appropriate box:

Preliminary proxy statement

Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2).

Definitive proxy statement.

Definitive additional materials.

Soliciting material pursuant to §240.14a-12.

Uroplasty, Inc.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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No fee required.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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INTRODUCTION
VOTING OF SHARES
PROPOSAL 1 — ELECTION OF DIRECTORS
PRINCIPAL SHAREHOLDERS AND BENEFICIAL OWNERSHIP OF MANAGEMENT
MANAGEMENT COMPENSATION
CERTAIN TRANSACTIONS
AUDIT COMMITTEE REPORT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING
MISCELLANEOUS
Exhibit A
Front of Proxy Card
Back of Proxy Card

PROXY STATEMENT

&

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held
September 8, 2004

2004 ANNUAL MEETING

UROPLASTY, INC.
2718 Summer Street NE
Minneapolis, MN 55413-2820

TO UROPLASTY, INC. SHAREHOLDERS:

I cordially invite you to the 2004 Annual Meeting of Uroplasty shareholders. The meeting will be held on Wednesday, September 8, 2004 at 5:00 p.m. (CDT) at the Uroplasty corporate office located at 2718 Summer Street NE, Minneapolis, Minnesota.

I hope you will participate in this review of our company’s business and operations. This proxy statement describes the items you will vote on at the meeting. In addition there will be a brief presentation by Management followed by discussion.

The formal Notice of Meeting, Proxy Statement, and Proxy Card are attached and the Company’s Annual Report to Shareholders is enclosed. Whether or not you plan to attend the meeting, your vote is important. Please complete, sign, date, and return the enclosed proxy card as soon as possible in the reply envelope provided.

On behalf of the Management and Directors of Uroplasty, Inc., I want to thank you for your continued support and confidence in Uroplasty. We look forward to seeing you at the 2004 Annual Meeting.

Sincerely,

/s/ DANIEL G. HOLMAN Daniel G. Holman Chairman of the Board, President, and CEO

Minneapolis, Minnesota
August 12, 2004

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY TO SAVE
THE COMPANY THE EXPENSE OF ADDITIONAL SOLICITATION AND TO ASSURE
THAT A QUORUM WILL BE REPRESENTED AT THE MEETING.

UROPLASTY, INC.
2718 Summer Street NE
Minneapolis, MN 55413-2820

NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS
to be held Wednesday, September 8, 2004

TO UROPLASTY, INC. SHAREHOLDERS:

Uroplasty’s annual meeting of shareholders will be on Wednesday, September 8, 2004 at 5:00 p.m. (CDT). We will meet at Uroplasty’s corporate office located at 2718 Summer Street NE, Minneapolis, Minnesota. If you owned common stock at the close of business on July 30, 2004, you are entitled to vote at the meeting or any adjournments thereof.

At this meeting, we plan to:

•	Elect Mr. Joel R. Pitlor as a Director to serve a term of three years until 2007,

•	Elect Mr. Thomas E. Jamison as a Director to serve a term of three years until 2007,

•	Attend to other business properly presented at the meeting or any adjournment thereof.

Whether or not you plan to attend the meeting, you can be sure your shares are represented at the meeting by promptly voting and submitting your proxy by completing, signing, dating and returning the enclosed proxy card in the reply envelope provided.

ON BEHALF OF UROPLASTY’S BOARD OF DIRECTORS,

/s/ SUSAN HARTJES HOLMAN Susan Hartjes Holman Corporate Secretary and Chief Operating Officer

Minneapolis, Minnesota
August 12, 2004

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE BE SURE YOU ARE REPRESENTED AT THE MEETING BY MARKING, SIGNING, DATING AND MAILING YOUR PROXY CARD IN THE REPLY ENVELOPE.

2718 Summer Street N.E.
Minneapolis, MN 55413-2820

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
SEPTEMBER 8, 2004

INTRODUCTION

     We will hold the Annual Meeting of Shareholders of Uroplasty, Inc. on Wednesday, September 8, 2004 at 5:00 p.m. (CDT) at our principal executive office located at 2718 Summer Street N.E., Minneapolis, Minnesota 55413, or at any adjournment or adjournments thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders.

     We enclose a proxy card for your use. Our Board of Directors solicits you to SIGN AND RETURN THE PROXY CARD IN THE REPLY ENVELOPE. We will bear the cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of our common stock. Our directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies in person, in writing or by any form of telecommunication. We may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of common stock.

     Any shareholder giving a proxy may revoke it at any time prior to its use at our Annual Meeting either by giving a written notice of revocation to our Secretary, by filing a duly executed proxy bearing a later date with our Secretary or by appearing at the Annual Meeting and filing a written notice of revocation with our Secretary prior to use of the proxy. Proxies will be voted as specified by shareholders.

     We expect to first mail this proxy material to shareholders on or about August 12, 2004.

     OUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE PROPOSALS IN OUR NOTICE OF MEETING.

VOTING OF SHARES

     Only holders of Common Stock of record at the close of business on July 30, 2004 are entitled to vote at the Annual Meeting. On July 30, 2004, we had 4,659,865 shares of Common Stock outstanding. Each share of our Common Stock entitles the holder to one vote on each matter to be voted on at our

Annual Meeting.

     The presence at our Annual Meeting, in person or by proxy, of the holders of a majority of our outstanding shares of Common Stock entitled to vote at the meeting (2,329,933 shares) is required for a quorum for the transaction of business.

     If a stockholder abstains from voting on any matter, the abstention will be counted for purposes of determining whether a quorum is present at the Annual Meeting of Stockholders for the transaction of business as well as shares entitled to vote on that particular matter. Accordingly, an abstention on any matter will have the same effect as a vote against that matter.

     A non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Broker non-votes on a matter are counted as present for purposes of establishing a quorum for the meeting, but are not considered entitled to vote on that particular matter. Consequently, non-votes do not have the same effect as a negative vote on the matter.

     The election of a nominee for Director and any other proposals that may come before the Annual Meeting described in this Proxy Statement require the approval of a majority of the shares present and entitled to vote in person or by proxy on that matter.

PROPOSAL 1

ELECTION OF DIRECTORS

Nomination

     As permitted by Minnesota law, our Articles of Incorporation require the dividing of our Board of Directors into three classes, with each class containing as nearly as possible one-third of the total, and each class having a term of three years. The term of office of each class is staggered so that in any one year the term of only one class expires.

     Our Board of Directors has nominated the individuals named below to serve as Directors for the term of three years, until the Annual Meeting of the shareholders in the year in which their term expires or until their successors have been elected and qualified. The nominees are members of the current Board.

     The Board recommends a vote FOR the election of the nominees listed below. In the absence of other instructions, the proxies will be voted FOR the election of the nominees named below. If the Board should learn the nominees will be unable to serve by reason of death, incapacity or other unexpected occurrence prior to the Annual Meeting, the proxies which otherwise would have been voted for the nominee will be voted for such substitute nominee as selected by the Board. The Board has no reason to believe the nominees will be unable to serve.

Information About the Nominees

     The following information at July 30, 2004 concerns the persons nominated by the Board to serve as Directors for the term stated.

Name of Nominees	Age	Principal Occupation
Joel R. Pitlor	65	Management Consultant

Thomas E. Jamison	44	Attorney at Law

The business experience of the nominees is as follows:

     Joel R. Pitlor has been a director since February 1994. He served as a Director of Bioplasty, Inc. from January 1989 until May 1996. For over sixteen years, he has been the owner and manager of a management consulting firm. Mr. Pitlor is presently a Director of Precision Optics Corporation, Inc., which is publicly held. Mr. Pitlor holds a Bachelor of Science degree from MIT and serves as Personal Advisor to several CEOs.

     Thomas E. Jamison was elected a Director in August 2000. Mr. Jamison is a shareholder of the business litigation law firm of Fruth, Jamison & Elsass, P.A. in Minneapolis, Minnesota, where he has practiced since 1999. From 1996 to 1999, Mr. Jamison served as an investment banker in the Corporate Finance Department of R.J. Steichen & Co. From 1991 to 1996, Mr. Jamison practiced law at Fruth & Anthony, P.A. in Minneapolis. Mr. Jamison graduated magna cum laude from William Mitchell College of Law in 1991.

Information About Our Other Directors

     The following information describes the business experience of our other directors, none of whom are being elected at our Annual Meeting:

     Daniel G. Holman, age 58, has served as Chairman of the Board, President and Chief Executive Officer of Uroplasty, Inc. since February 1994, as Chief Financial Officer from June 1996 to November 1999 and as Chief Financial Officer as of February 2001. He was Executive Vice President of Bioplasty, Inc. from 1973 to 1985, its President from 1985 to 1987, and Secretary from 1986 to March 1992. Mr. Holman was Chairman of the Board of Bioplasty, Inc. from March 1992, and President and CEO from February 22, 1993 to December 31, 2001. He served as Chairman of the Board and Chief Executive Officer of Bio-Vascular, Inc. from June 1988 to September 1991, served as a Director of Genetic Laboratories Wound Care, Inc. from February 1988 until July 1993, and as Vice President from February 1988 through November 1992. Mr. Holman holds a Bachelor of Arts degree in Biology from St. Cloud State University. His term expires in 2006.

     R. Patrick Maxwell, age 59, was appointed a Director of Uroplasty, Inc. in April 1994 and elected by the shareholders in August 1997. Mr. Maxwell has over 30 years of experience as a turn around management specialist, an entrepreneur and executive in both the business and non-profit sectors. Mr. Maxwell is Cofounder and a Director of Telnet Services Limited of Auckland, New Zealand since September 1995, Cofounder and Chief Financial Officer of Tele Resources, Inc. since October 1996 and Chief Financial Officer of American Specialty Confections since April 2000. Mr. Maxwell has served on numerous Boards of Directors of both business and charitable organizations. He has a B.A. in philosophy from St. John’s University and a Juris Doctor from Northwestern University School of Law. His term expires in 2005.

     Sam B. Humphries, age 62, was elected a Director of Uroplasty, Inc. in April 2003. Mr. Humphries also serves as a consultant to the CEO. Mr. Humphries is currently the Managing Director of the Ascent Medical Technology Fund, L.P. and has more than 25 years of healthcare and medical device industry experience. Previously, Mr. Humphries was the President and CEO of American Medical Systems and earlier served as its Vice President of World Wide Sales and Marketing during its formative years. Mr. Humphries also served as President and CEO of Optical Sensors, Inc., a medical start-up company, where he guided the company from start-up through its initial public offering. Mr. Humphries has served on numerous private and public Boards of Directors, including the Board of Directors of the Health Industry Manufacturers Association (HIMA, now AdvaMed). Currently he serves on the Board of Directors of LifeSpex Medical, Inc., UroMetrics Medical, Inc., Micropure Medical, Inc., Inlet Medical, Inc., Universal Hospital Services, Inc., Ascent Private Equity, L.L.C., and Ascent Medical Technology Fund, L.P. His term expires in 2006.

Corporate Governance

     Our business and affairs are managed by our Board, which met five times during the fiscal year ended March 31, 2004. Each of our Directors attended all meetings of the Board and all committees on which they served during fiscal 2004. We encourage all Board members to attend our Annual Meeting of stockholders, and each attended the fiscal 2003 Annual Meeting.

     Compensation Committee. The members of our Compensation Committee are Messrs. Pitlor, Maxwell, Jamison and Humphries. The function of the Compensation Committee is to set the compensation for officers, to set the terms of and grants of awards under our stock option plans and to act on other matters relating to compensation as the committee deems appropriate. The Compensation Committee met one time during fiscal 2004.

     Audit Committee. The members of our Audit Committee are Messrs. Maxwell and Jamison. The Audit Committee assists the board by reviewing the integrity of our financial reporting processes and controls, the qualifications, independence and performance of our independent auditors and our compliance with certain legal and regulatory requirements. Our Audit Committee has the sole authority to retain, compensate, oversee and terminate our independent auditors. The Audit Committee reviews our annual audited financial statements, quarterly financial statements and filings with the Securities and Exchange Commission. The Audit Committee reviews reports on various matters, including our critical accounting policies, significant changes in our selection or application of accounting principles and our internal control processes. The Audit Committee also pre-approves all audit and non-audit services performed by our independent auditors. A copy of the Charter of the Audit Committee currently in effect is attached to this Proxy Statement as Appendix A. During fiscal 2004, the Audit Committee met four times. A report of the Audit Committee is set forth below.

     Our Board of Directors has determined that both members of the Audit Committee are “independent” directors under the rules of the Nasdaq Stock Market and the Securities and Exchange Commission. In their capacities serving other companies, neither of the Audit Committee members has acted as an accounting or financial officer or independent public accountant or has actively supervised the direct activities of these functions. Accordingly, the Board of Directors has determined that neither of the Audit Committee members satisfies the SEC requirements of an “audit committee financial expert.” Nevertheless, because of our small size at this juncture, the Board of Directors has not sought to attract a new Audit Committee member whose specific experience would qualify the individual as an audit committee financial expert.

     Board Nominations. We have no standing nominating committee or specific policies or procedures for nomination of board candidates. Our most recent director addition, Mr. Humphries, was identified by our Chief Executive Officer and interviewed by all of our other Board members. If the Board determines to seek additional candidates in the future, it may create a nominating committee. The Board expects that it, or any nominating committee, would identify and qualify new candidates for directors based primarily on the following criteria:

•	judgment, character, expertise, skills and knowledge useful to the oversight of our business,

•	diversity of viewpoints, backgrounds, experiences and other demographics,

•	business or other relevant experience and

•	the extent to which the interplay of the candidate’s expertise, skills, knowledge and experience with that of other directors will build a Board of Directors that is effective, collegial and responsive to our needs.

     If the Board considers additional director candidates in the future, the Board intends to consider the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met in order for a candidate to be recommended as a nominee. However, the Board does believe that all its members should have (i) the highest character and integrity, (ii) sound business judgment and an inquiring mind as well as expertise that adds to the composition of the Board of Directors, (iii) professional experience, education and interest in, and capacity for understanding the complexities of, our operations, (iv) a reputation for working constructively with others, (v) sufficient time to devote to Board of Directors’ matters and (vi) no conflict of interest that would interfere with performance as a director.

     The Board plans to consider any future candidates for the Board of Directors from any reasonable source, including stockholder recommendations. The Board may, but has no current plans to, hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms have been used in connection with this year’s election and, accordingly, no fees have been paid to consultants or search firms in the past year.

     Although we have no formal procedures for stockholders to nominate persons to serve as directors, stockholders wishing to submit nominations should notify us at our principal executive offices located at 2718 Summer Street N.E., Minneapolis, Minnesota 55413. To be considered by the Board, nominations must be in writing and addressed to our Secretary and must be received by us on or before the deadline for the receipt of stockholder proposals. See “Shareholder Proposals for 2005 Annual Meeting.” Candidates, or the nominating person, must also submit a brief biographical sketch of the candidate, a document indicating the candidate’s willingness to serve if elected and evidence of the nominating person’s ownership of our stock. The Board intends to evaluate each candidate, including incumbents, based on the same criteria.

     Code of Ethics. We have adopted a Code of Ethics that applies to all of our directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer, Controller and other finance organization employees. The Code of Conduct is publicly available as an exhibit to our Annual

Report on Form 10-KSB. We plan to disclose any substantive amendments to the Code of Ethics or grant of any waiver from a provision of it to the Chief Executive Officer, the Chief Financial Officer or the Controller in a report on Form 8-K.

     Stockholder Communications with the Board of Directors. We do not have a formal policy by which stockholders may communicate directly with directors, but any stockholder who wishes to send communications to the Board of Directors should deliver such communications to the attention of the Chairman of our Audit Committee at our principal executive offices located at 2718 Summer Street N.E., Minneapolis, Minnesota 55413. The Audit Committee chairman will relay to the full Board of Directors all stockholder communications he receives that are addressed to the Board of Directors.

Director Compensation

     Mr. Pitlor receives $2,000 per month as consulting fees from us under an annually renewable consulting agreement dated January 2, 2002. A consulting firm of which Mr. Humphries is President receives $6,000 per month as consulting fees under an annually renewable consulting agreement dated April 1, 2003. Additionally, non-employee Board members receive $500 per Board meeting and $500 per Audit Committee meeting attended. In addition, Directors participate in our stock option plan. Messrs. Pitlor, Maxwell, and Jamison each hold options to purchase 70,000 shares of common stock and Mr. Humphries holds options to purchase 80,000 shares of common stock as of March 31, 2004. The exercise price of the options range from $1.10 to $7.50 per share.

PRINCIPAL SHAREHOLDERS AND
BENEFICIAL OWNERSHIP OF MANAGEMENT

     The following table sets forth the number of shares of our Common Stock beneficially owned as of July 30, 2004, by (i) each person known to us to be the beneficial owner of more than five percent of our Common Stock, (ii) each Director, (iii) each of our named executive officers and (iv) all Directors and executive officers as a group:

Name and Address of	Number of Shares		Percent
Beneficial Owner	Beneficially Owned		of Class
Bruce Mindich, M.D. c/o Hearts Plus Management Corporation 200 Route 17 North Paramus, NJ 07652	1,099,993	(1)	22.7%
Heartland Advisors, Inc. 789 North Water Street Milwaukee, WI 53202	470,000	(2)	10.0%
Daniel G. Holman 2718 Summer Street N.E. Minneapolis, MN 55413-2820	542,846	(3)	11.1%
Susan Hartjes Holman 2718 Summer Street N.E. Minneapolis, MN 55413-2820	542,846	(4)	11.1%

Name and Address of	Number of Shares		Percent
Beneficial Owner	Beneficially Owned		of Class
James E. Veiman 16585 Ingersoll Avenue N. Hugo, MN 55038-9326	298,329	(5)	6.3%
R. Patrick Maxwell 2444 Byrnes Road Minnetonka, MN 55305	111,634	(6)	2.4%
Joel R. Pitlor 19 Chalk Street Cambridge, MA 02139	106,667	(7)	2.3%
Sam B. Humphries 7913 Wyoming Ct. Bloomington, MN 55438	62,000	(8)	1.3%
Thomas E. Jamison 4705 IDS Center 80 South Eighth Street Minneapolis, MN 55402	58,100	(9)	1.2%
Larry Heinemann 2718 Summer Street N.E. Minneapolis, MN 55413-2820	51,666	(10)	1.1%
Christopher Harris Hofkamp 2 6161 DC Geleen The Netherlands	51,331	(11)	1.1%
Arie J. Koole Hofkamp 2 6161 DC Geleen The Netherlands	37,332	(12)	0.8%
Directors and Executive Officers as a Group (10 persons)	1,050,243	(13)	19.9%

(1)	Includes 183,332 shares that Dr. Mindich may acquire upon exercise of warrants that are exercisable as of July 30, 2004 or within 60 days thereafter. Of the shares listed, 649,998 shares are beneficially owned by the Mindich Family Limited Liability Company, the General Member of which is Dr. Mindich.

(2)	Includes 50,000 shares that Heartland may acquire upon exercise of warrants that are exercisable as of July 30, 2004 or within 60 days thereafter.

(3)	Includes 156,665 shares that Mr. Holman may acquire upon exercise of options and warrants that are exercisable as of July 30, 2004 or within 60 days thereafter. Includes 101,197 shares beneficially owned by Mr. Holman’s spouse, Susan Hartjes Holman, as to which shares Mr. Holman disclaims beneficial ownership.

(4)	Includes 60,782 shares that Ms. Holman may acquire upon exercise of options and warrants that are exercisable as of July 30, 2004 or within 60 days thereafter. Includes 441,649 shares beneficially owned by Ms. Holman’s spouse, Daniel G. Holman, as to which shares Ms. Holman disclaims beneficial ownership.

(5)	Includes 64,166 shares that Mr. Veiman may acquire upon exercise of warrants that are exercisable as of July 30, 2004 or within 60 days thereafter.

(6)	Includes 68,050 shares that Mr. Maxwell may acquire upon exercise of options and warrants that are exercisable as of July 30, 2004 or within 60 days thereafter.

(7)	Includes 58,000 shares that Mr. Pitlor may acquire upon exercise of options that are exercisable as of July 30, 2004 or within 60 days thereafter.

(8)	Includes 62,000 shares that Mr. Humphries may acquire upon exercise of options that are exercisable as of July 30, 2004 or within 60 days thereafter. Of the shares listed, 50,000 shares are beneficially owned by the Executive Advisory Group, the President of which is Mr. Humphries.

(9)	Includes 58,000 shares that Mr. Jamison may acquire upon exercise of options that are exercisable as of July 30, 2004 or within 60 days thereafter.

(10)	Includes 46,916 shares that Mr. Heinemann may acquire upon exercise of options and warrants that are exercisable as of July 30, 2004 or within 60 days thereafter.

(11)	Includes 43,998 shares that Mr. Harris may acquire upon exercise of options that are exercisable as of July 30, 2004 or within 60 days thereafter.

(12)	Includes 35,666 shares that Mr. Koole may acquire upon exercise of options that are exercisable as of July 30, 2004 or within 60 days thereafter.

(13)	Includes 613,744 shares that our directors and executive officers may acquire upon exercise of options and warrants that are exercisable as of July 30, 2004 or within 60 days thereafter. To our knowledge, the persons named have both voting and investment power over the shares listed.

MANAGEMENT COMPENSATION

Summary of Cash and Certain Other Compensation

     The following table sets forth, in summary form, (1) the compensation paid for the years shown in the table to Daniel G. Holman, our Chairman, President, CEO and CFO, to Susan Hartjes Holman, the Company’s Chief Operating Officer, to Arie Koole, Controller and Managing Director of our Dutch subsidiaries, to Christopher Harris, Vice President of Research & Development and Managing Director of our UK subsidiary, and to Larry Heinemann, our Vice President of Sales & Marketing, (2) the stock options and stock appreciation rights granted to such individuals for the years shown and (3) long-term payouts and other compensation for the years shown:

				Long Term
				Compensation
	Fiscal Year Annual Compensation			Awards (1) Securities
				Underlying
Name and Principal Position	Year	Salary ($)	Bonus ($)	Options / SARs(#)
Daniel G. Holman	2004	212,192	—	—
President, CEO and CFO	2003	201,183	—	50,000
	2002	192,922	—	30,000

Susan Hartjes Holman,	2004	145,754	—	—
COO	2003	136,754	—	40,000
	2002	129,863	—	10,000

Arie J. Koole	2004	120,546	—	—
Controller	2003	87,441	—	40,000
Managing Director Dutch	2002	66,777	—	6,666
subsidiaries

Christopher Harris	2004	108,374	—	—
VP Research & Development	2003	87,370	—	40,000
Managing Director UK	2002	75,195	—	6,666
subsidiary

Larry Heinemann	2004	91,692	15,500	—
VP Sales & Marketing	2003	88,050	1,400	40,000
	2002	83,683	1,000	6,666

(1)	There were no payouts under a “long-term incentive plan” (called “LTIP”) for the years shown, nor was any other form of compensation paid or awarded.

Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Value Table

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Option/SARs at FY End (#)		Options/SARs at FY End ($) (1)
	Shares Acquired	Value
Name	on Exercise	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Daniel G. Holman President, CEO	—	—	80,000	30,000	$141,000	$108,000

Susan Hartjes Holman COO	—	—	50,999	24,000	$80,600	$86,400

Arie Koole Controller	—	—	27,666	24,000	$72,932	$86,400

Christopher Harris VP Research & Development	—	—	35,998	24,000	$72,932	$86,400

Larry Heinemann VP Sales & Marketing	—	—	37,666	24,000	$72,932	$86,400

(1)	The values have been calculated based on the closing bid price of $4.70 for our Common Stock as of March 31, 2004 (before payment of applicable income taxes).

Employment Agreements

     We have employment agreements with each of our executive officers, the terms of which, among other things, specify a base salary subject to annual adjustment by mutual agreement of the employee and us, and a severance payment to the employee upon employment termination without cause. Any severance amounts payable under the agreement are limited to the employee’s base salary for not less than four months and not longer than twelve months after employment termination, depending on the employee’s years of service. Contemporaneously with the execution of their employment agreements, each of these officers executed an Employee Confidentiality, Inventions, Non-Solicitation, and Non-Compete Agreement, certain terms of which specify the employee shall not disclose confidential information, shall assign to us without charge all intellectual property relating to our business which is created or conceived during the term of employment, shall not encourage employees to leave our employment for any reason and shall not compete with us during the term of employment and for a period of eighteen months thereafter. Also in connection with the execution of these agreements, we granted these officers varying amounts of stock options to purchase our Common Stock at the fair market value at date of grant of $7.50 per share. In all cases, the options are exercisable for five years or until one year after employment termination (subject to certain termination provisions), whichever date is earlier, and vest in three equal amounts on each one-year anniversary date subsequent to the option grant date.

CERTAIN TRANSACTIONS

     In January 2002, we entered into a consulting agreement with Joel R. Pitlor, a Director, for management consulting services. Compensation under the agreement is $2,000 per month. The agreement is renewable annually.

     In April 2003, we entered into a consulting agreement with Executive Advisory Group (“EAG”) for general business advisory services and assistance. Mr. Humphries, a Director, is President of EAG. We initially paid EAG $4,000 per month for Mr. Humphries’ services, but increased the monthly fee to $6,000 in connection with the increased use of Mr. Humphries’ time. We have also granted EAG a five-year option to purchase up to 50,000 shares of our Common Stock, exercisable at $2.80 per share.

AUDIT COMMITTEE REPORT

     Note: The material in this Audit Committee report is not soliciting material, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

     The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of our accounting and financial reporting functions, external audit functions and systems of internal controls regarding financial and accounting matters and legal compliance. The Audit Committee is comprised of two Directors, each of whom is independent as defined by Nasdaq and SEC rules. Our current written charter for the Audit Committee is attached as Exhibit A to this Proxy Statement.

     Management is responsible for our internal controls and financial reporting processes. KPMG LLP, our independent certified public accountants during the fiscal year ended March 31, 2004, was responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

     In connection with these responsibilities, the Audit Committee met on four occasions during the fiscal year ended March 31, 2004 either in person or via teleconference. These meetings involved representatives of management and the independent accountants. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Our independent accountants also provided the Audit Committee written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.

     Based upon the Audit Committee’s discussions with management and the independent accountants, and the Audit Committee’s review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-KSB for the year ended March 31, 2004, filed with the Securities and Exchange Commission.

     In accordance with the requirements of the Sarbanes-Oxley Act of 2002, on August 10, 2004, the Audit Committee selected and engaged McGladrey & Pullen, LLP as our new independent accountants to audit our fiscal 2005 financial statements. We are not seeking stockholder ratification of the selection of independent accountants for fiscal 2005. As described elsewhere in this Proxy Statement, KPMG, LLP declined to stand for re-election. Accordingly, we do not know whether a representative of KPMG, LLP will attend the Annual Meeting. If such a representative is present, this representative will be available to respond to appropriate questions and will have the opportunity to make a statement if the representative desires.

Audit Committee

R. Patrick Maxwell, Chair
Thomas E. Jamison

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and executive officers, and persons who own more than 10% of our Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Executive officers, Directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

     To our knowledge, based solely on a review of the copies of such reports furnished to us during the fiscal year ended March 31, 2004 and on any written representation by any of such persons, all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than 10% shareholders were complied with for such fiscal year.

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

     We must receive shareholder proposals intended to be presented in our proxy materials for our 2005 Annual Meeting at our principal executive offices not later than April 14, 2004.

MISCELLANEOUS

Other Matters

     We do not intend to present other items of business and know of no items of business that are likely to be brought before the Annual Meeting except those described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on such matters.

Annual Report to Shareholders

     Our Annual Report to Shareholders on Form 10-KSB for the fiscal year ended March 31, 2004 (including audited financial statements) accompanies this Proxy Statement.

Forward-Looking Statements

     From time to time, and in an attempt to provide assistance in understanding our anticipated future financial performance, we may make written or oral “Forward-Looking Statements” such as may be contained in our Annual Report to Shareholders, and elsewhere. “Forward-Looking Statements” are, however, by their very nature, subject to known and unknown risks and uncertainties relating to our future performance that may cause our actual results, performance or achievements, or the industry, to differ materially from those expressed or implied in any such “Forward-Looking Statements.”

     We caution investors that any “Forward-Looking Statements” made by us here or elsewhere are qualified by and subject to the warnings and cautionary statements contained above and in the “Factors Affecting the Business” and “Forward-Looking Statements” sections of our Annual Report on Form 10-KSB to the SEC for the fiscal year ended March 31, 2004.

Independent Auditors

     Our Audit Committee appointed KPMG, LLP as our independent auditors for the fiscal year ended March 31, 2004. KPMG served as our independent auditors since fiscal year 1995 and has no relationship with us other than that arising from its employment as independent auditors.

Audit fees

     Audit fees billed to us by KPMG for audit of our financial statements for the fiscal years ended March 31, 2004 and 2003 and review of the financial statements included in our quarterly reports on Form 10-QSB for each such fiscal year totaled $138,321 and $75,206, respectively.

Financial Information Systems Design and Implementation Fees

     We did not engage KPMG to provide advice to us regarding financial information systems design and implementation during fiscal years 2004 or 2003.

All Other Fees

     Fees billed to us by KPMG for all other non-audit services rendered to us during fiscal years 2004 and 2003, including tax services, totaled $42,464 and $41,149, respectively. Our Audit Committee determined that the provision of these non-audit services was compatible with maintaining KPMG’s independence and pre-approved the expenditure of these fees.

Change of Accountants

     KPMG served as our principal accountants during the fiscal year ended March 31, 2004. On June 4, 2004, KPMG declined to stand for reelection and informed us that the client-auditor relationship between KPMG and us would cease upon completion of KPMG’s audit of our consolidated financial statements as of and for the year ended March 31, 2004 and the issuance of KPMG’s report thereon. In connection with the audits of the two fiscal years ended March 31, 2004, and the subsequent interim period through July 28, 2004 (the date that KPMG completed its audit), there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements if not resolved to KPMG’s satisfaction would have caused KPMG to make reference in connection with its opinion to the subject matter of the disagreement.

     KPMG cited two reportable conditions in its communications to our Audit Committee on July 29, 2004 related to the restatement of our consolidated financial statements as of and for the year ended March 31, 2003: (i) the correcting of an error in how we account for our Dutch pension plan and (ii) the correcting of an error in how we record the effect of exchange rates on cash and cash equivalents on our statement of cash flows.

     The audit reports of KPMG on our consolidated financial statements as of and for the years ended March 31, 2004 and 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles; except that KPMG’s report on our consolidated financial statements as of and for the years ended March 31, 2004 and 2003, contained a separate paragraph stating “As discussed in note 2 to the consolidated financial statements, the Company has restated its consolidated financial statements for the year ended March 31, 2003”. We requested KPMG to furnish us with a letter, addressed to the Commission, stating whether KPMG agrees or disagrees with the statements made by us under this item. KPMG’s letter is filed as an exhibit to our Form 10-KSB for the fiscal year ended March 31, 2004 in accordance with paragraph (a)(3) of item 304 of Regulation S-B.

     On August 10, 2004, our Audit Committee engaged McGladrey & Pullen, LLP as our principal accountants for fiscal 2005. Prior to engaging McGladrey & Pullen, LLP, neither we nor anyone on our behalf consulted such firm regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements.

Form 10-KSB

     We will furnish without charge a copy of our Annual Report on Form 10-KSB (including financial statements but not exhibits) for our fiscal year ended March 31, 2004 to each person who was a shareholder of us as of July 30, 2004, upon receipt from any such person of a written request for such an Annual Report. Such request should be sent to us at: 2718 Summer Street N.E., Minneapolis, MN 55413-2820, ATTN: Shareholder Information.

BY ORDER OF THE BOARD OF DIRECTORS:

/s/ SUSAN HARTJES HOLMAN
Susan Hartjes Holman
Corporate Secretary and Chief Operating Officer

Minneapolis, Minnesota
August 12, 2004

Exhibit A

Uroplasty, Inc.
Charter of the Audit Committee of the Board of Directors

I.    Audit Committee Purpose

The Audit Committee (“The Committee”) is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

•	Monitor the independence and performance of the Company’s independent auditors.

•	Provide an avenue of communication among the independent auditors, management and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.   Audit Committee Composition and Meetings

The Audit Committee shall be comprised of two or more Directors as determined by the Board, each of whom shall be independent nonexecutive Directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that Committee or each of these groups believe should be discussed. The Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company’s financial statements and significant findings based upon the auditor’s limited review procedures and these meetings should be performed in advance of quarterly earnings releases and Securities and Exchange Commission quarterly financial filings.

III.   Audit Committee Responsibly and Duties

Review Procedures

1.	Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2.	Review the Company’s annual audited financial statements and SEC filings prior to filing or distribution. Reviews should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

3.	In consultation with the management and the independent auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review any significant findings prepared by the independent auditors together with management’s responses.

4.	Review with financial management and the independent auditors the Company’s quarterly financial results prior to the release of earnings and/or the Company’s quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

Independent Auditors

5.	The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

6.	The Committee shall promptly and thoroughly consider and respond to independent auditor inquires relating to significant relationships all the auditors may have with the Company that could impair the auditors’ independence.

7.	Review the independent auditors annual engagement letter, and discuss as deemed necessary, the scope, staffing, locations, reliance upon management, and general audit approach.

8.	Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

9.	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

10.	On at least an annual basis, review with the Company’s management and counsel, any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

11.	Annually prepare a report to shareholders as required by the SEC. The report should be included in the Company’s annual proxy statement.

12.	Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

13.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the forgoing activities.

Revised February 2001

Front of Proxy Card

ANNUAL MEETING OF SHAREHOLDERS — WEDNESDAY, SEPTEMBER 8, 2004, 5:00PM (CDT)
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Daniel G. Holman as Proxy with full power of substitution, and hereby authorizes him to represent and vote, as designated below, all the shares of Common Stock of Uroplasty, Inc. held of record by the undersigned as of July 30, 2004 at the Annual Meeting of Shareholders to be held on Wednesday, September 8, 2004 at 5:00pm (CDT) or any adjournment thereof, and hereby revokes all Proxies previously granted with respect to such meeting.

1.	Election of Directors: To elect Joel R. Pitlor and Thomas E. Jamison as Directors to serve a term of three years until 2007.

FOR nominee Joel R. Pitlor	WITHHOLD AUTHORITY to vote for nominee Joel R. Pitlor

FOR nominee Thomas E. Jamison	WITHHOLD AUTHORITY to vote for nominee Thomas E. Jamison

2.	Discretionary Authority: By signing this proxy card, the undersigned authorizes the Proxy, in his discretion, to vote upon such business as may properly come before the meeting.

Over, please...

Back of Proxy Card

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF PROPERLY EXECUTED BUT NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE NOMINEES FOR DIRECTORS.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: ___________________________________ , 2004

Signature

NOTE: The number shown to the right of your name on this label signifies how many shares you have on record according to StockTrans, Inc.

Signature (if held jointly)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE.